                                                                   EXHIBIT 21.01

                              CERIDIAN CORPORATION

                                  SUBSIDIARIES

                                 MARCH 31, 2001

                                                                                STATE OR
                                                                                OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                                              OF INCORPORATION
----------------------------------                                              ------------------

ABR Information Services, Inc                                                   Florida
        ABR Employer Services, Inc.                                             Florida
        ABR Properties, Inc.                                                    Florida
        BMC Consultants, Inc.                                                   Colorado
        Ceridian Benefits Services, Inc.                                        Florida
        Ceridian Retirement Plan Services, Inc.                                 Florida
        Charing Company, Inc.                                                   Wisconsin
        Chowning, Ltd.                                                          Wisconsin
             The Barrington Group                                               Wisconsin
        Matthews, Malone & Associates, Ltd.                                     Arizona
        MidAtlantic 401(K) Services, Inc.                                       Virginia
        Western Pension Service Corporation                                     California
             Ceridian Investors Advisors, Inc.                                  Florida
Ceridian Canada Holdings, Inc.                                                  Delaware
        Ceridian Canada Ltd.                                                    Canada
        Ceridian Performance Partners Ltd.                                      Canada
Ceridian Holdings U.K. Limited                                                  United Kingdom
        Centre-file Limited                                                     United Kingdom
             Centrefile (Mauritius) Ltd.                                        Mauritius
        Ceridian Performance Partners Limited                                   United Kingdom
        Usertech UK Limited                                                     United Kingdom
Ceridian Tax Service, Inc.                                                      California
Comdata Network, Inc.                                                           Maryland
        Comdata Network Inc. of California                                      California
        Comdata Telecommunications Services, Inc.                               Delaware
        International Automated Energy Systems, Inc.                            Florida
        Permicom Permits Services, Inc.                                         Canada
        Stored Value Systems, Inc.                                              Delaware
Partnership Group, Inc., The                                                    Pennsylvania
POWERPAY.COM INC.                                                               New Jersey
User Technology Services Inc.                                                   New York


Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.